Exhibit 32.1

TELETOUCH COMMUNICATIONS, INC.

OFFICER’S CERTIFICATION

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report of TELETOUCH COMMUNICATIONS, INC. (the “Company”) on Form 10-Q for the quarter ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas A. Hyde, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 19, 2005	/s/ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr. Chief Executive Officer